EXHIBIT 10E

ADDENDUM TO CHANGE IN CONTROL LETTER AGREEMENT
______, 2012
Reference is hereby made to the Change in Control Letter Agreement, dated ______, 20__ (the “Agreement”), by and between LoJack Corporation, a Massachusetts corporation (the “Company”), and ________ (“Executive”). Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.
The undersigned hereby agree that, notwithstanding anything to the contrary contained in the Agreement:
1.    The Company shall honor any provision of an equity award agreement between the Company and Executive that provides for the automatic vesting of any of Executive's outstanding equity awards upon a Change of Control (as defined in the Company's 2008 Stock Incentive Plan, as amended and restated).
2.    If, within twelve (12) months after a Change in Control of the Company shall have occurred, Executive's employment shall be terminated (a) by the Company other than for Cause, Disability or Retirement or (b) by Executive for Good Reason, then subject to Section 8 of the Agreement, all of Executive's equity awards with time-based vesting that are outstanding as of immediately prior to the Change in Control and did not previously vest in accordance with paragraph 1 above (including any awards assumed by another entity in connection with such Change in Control) shall automatically become fully vested and nonforfeitable.
Except as modified by this Addendum, the Agreement remains in full force and effect, without modification or waiver.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first written above.
LOJACK CORPORATION                EXECUTIVE:
By: ________________________            _______________________________
Name:                        [Insert name of Executive]
Title: